Exhibit 10.1
TRANSFER AGREEMENT

Party A: Jiln Nongke Hich-tech Industry Development Co., Ltd.
Party B: Jilin Hengchang Agriculture Development Co., Ltd.

After friendly negotiations between Party A and Party B, and in compliance with national laws and regulations, the agreement related to the transfer of the technology demonstration park has been reached as follows:

1.	The subjects:
Jilin Gongzhuling National Agriculture Technology Demonstration Park (located at Liufangzi Town Shanqian Village) for 180,000 square meters of land, the building area is 4,800 square meter, low temperature vegetable cold storage freezer 800 square meter and other facilities, detail assets see exhibit).
2.	Transfer price:
The total transfer price for all subjects is eighty seven million RMB (RMB 87,000,000).
3.	Transaction and time:
The demonstration park will be transferred to Party B on March 10, 2011.
Party B will pay off the transfer price prior to October 15, 2011.
4.	All taxes and fees incurred by Party A and Party B during the transaction will be borne by Party A.
5.	Breach of Contract Responsibility:
If any of the two parties beaches the contract, it will be determined by the relevant provisions of the contract law or sent to the jurisdictional department to rule.
6.	This contract has five copies, Party A has two copies and Party B has three copies. The effective date is the date that both parties sign this agreement.

Party A: Jilin Nongke High-tech Industry Development Co., Ltd.
Legal Representative: Ren Xunhui （Corporate Seal）

Party B: Jilin Hengchang Agriculture Development Co., Ltd.
Legal Representative: Wei Yushan (Corporate Seal)

March 1, 2011

Exhibit
Asset Detail Schedule
Jilin Hengchang Agriculture Development Co., Ltd.
Description	Unit	Quantity	Unit Price	Amount
Land	m²	180,000	360.00	64,800,000.00
Building (office)	m²	3,260	4,200.00	13,692,000.00
Low temperature food storage freezer	m²	800	1,930.00	1,544,000.00
Greenhouse	m²	20	79,654.00	1,593,080.00
Gate	m²	567	793.65	450,000.00
Sunny restaurant	m²	1,843	194.79	359,000.00
Aluminum mobile spray can	unit	2	70,000.00	140,000.00
Cement road drainage manhole	unit	1	916,004.00	916,004.00
Micro-irrigation equipments	unit	30	3,666.67	110,000.00
Pressure can equipments	unit	1	27,000.00	27,000.00
Cement drying yard	m²	2,400	66.67	160,000.00
Cultivation Facility	m²	380	1,390.00	528,200.00
Processing preservation equipment	unit	780	1800.17	1,404,133.00
Premium seed warehouse	m²	600	500.00	300,000.00
Cement road	m²	3,460	109.83	380,000.00
Drainage pipes	m²	1,000	20.00	20,000.00
50KVA transformer	unit	1	30,000.00	30,000.00
Electricity control cabinet	unit	3	11,000.00	33,000.00
Transmission line	unit	0.5	174,000.00	87,000.00
Underground wire	m²	1,500	76.67	115,000.00
Culvert bridge	unit	2	15,000.00	30,000.00
White steel frame and retractable doors	unit	1	82,500.00	82,500.00
Brick Road	m²	2,520	10.00	25,200.00
Greenery walkway	m²	1,300	46.15	60,000.00
Sparse channel	unit	3	10,000.00	30,000.00
2 ton boiler	unit	1	36,000.00	36,000.00
Greenery trees	group	1	50,000.00	50,000.00
Total				87,002,117.00